UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2017

SIENTRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of Principal Executive Offices and Zip Code)

(805) 562-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2017 Annual General Meeting of Stockholders (the “Annual Meeting”) of Sientra, Inc. (the “Company”) was held on June 22, 2017. As of April 24, 2017, the record date for the Annual Meeting, 19,119,747 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 16,716,620 shares of common stock were present in person or represented by proxy for the proposals as summarized below.

Proposal 1. Election of Directors

The Company’s stockholders elected R. Scott Greer and Kevin O’Boyle, the two nominees for Class III directors, to serve on the Company’s Board of Directors until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Votes
Both Nominees	8,330,312	2,666,318	5,719,990

Election of Directors Including Director Exceptions

Director	Votes For	Votes Withheld	Broker Non-Votes
R. Scott Greer	8,225,662	2,770,968	—
Kevin O’Boyle	8,326,634	2,669,996	—

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,546,415	3,167,013	3,192	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIENTRA, INC.

Dated: June 27, 2017	By:	/s/ Jeffrey Nugent
Jeffrey Nugent
Chairman of the Board and Chief Executive Officer